      EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 11-K of Michaels Stores, Inc. Employees 401(k) Plan (the “Plan”) for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned members of the Administration Committee of the Plan certifies, that, to such member’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Plan as of the dates and for the periods expressed in the Report.

Date: June 27, 2003	/s/ Sue Elliott Sue Elliott Administration Committee Member, Plan Administrator

/s/ David R. Keepes David R. Keepes Administration Committee Member, Plan Administrator

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.